UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 5, 2009, the Board of Directors of Integral Systems, Inc. (“Integral” or the “Company”) adopted an amendment (the “Amendment”) to the Amended and Restated By-laws of the Company, as previously amended (the “By-laws”), effective immediately, amending (i) the provision of the By-laws relating to the Company’s fiscal year and (ii) the provision of the By-laws relating to changes to the By-laws. The Amendment provides that the Company’s fiscal year ends on the last Friday in September of each year. Under the By-laws prior to the adoption of the Amendment, the Company’s fiscal year ended on September 30th of each year. In addition, the Amendment clarifies that the vote required for the Board of Directors to change the By-laws is a majority vote of the Board of Directors. The By-laws previously provided that action of the whole Board of Directors was required to make changes to the By-laws.

The Amendment is set forth in Amendment No. 5 to the By-laws, which is filed, together with the By-laws, as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated By-laws of Integral Systems, Inc., as amended by Amendments No. 1, 2, 3, 4 and 5 to the Amended and Restated By-laws of Integral Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: August 7, 2009	By:	/s/ WILLIAM M. BAMBARGER, JR.
	Name: Title:	William M. Bambarger, Jr Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of Integral Systems, Inc., as amended by Amendments No. 1, 2, 3, 4 and 5 to the Amended and Restated By-laws of Integral Systems, Inc.